                                                                       EXHIBIT N

                              LIBERTY ACORN TRUST

                    Plan pursuant to Rule 18f-3(d) under the
                         Investment Company Act of 1940


Each Series (each a "Liberty Acorn Fund") of Liberty Acorn Trust (the "Trust") as set forth in Schedule I may from time to time issue one or more of the following classes of shares as authorized by the Board of Trustees and as provided for herein: Class A shares, Class B shares, Class C shares and Class Z shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the Trust's prospectus and statement of additional information for shares of that class as from time to time in effect. The differences in expenses among these classes of shares and the conversion and exchange features of each class of shares are set forth below. These differences are subject to change, to the extent permitted by law and by the Declaration of Trust and By-laws of the Trust, by action of the Board of Trustees. This Plan shall be effective at the Effective Time as defined in the Agreement and Plan of Merger among Wanger Asset Management, Ltd., Wanger Asset Management, L.P. and Liberty Financial Companies, Inc. and WAM Acquisition L.P. dated as of June 9, 2000.

CLASS A SHARES

Class A shares of each Liberty Acorn Fund are offered at net asset value ("NAV") plus the initial sales charges described in the Trust's prospectus and statement of additional information for Class A shares as from time to time in effect. Initial sales charges may not exceed 6.50%, and may be reduced or waived as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the "1940 Act") and as described in the Trust's prospectus and statement of additional information for Class A shares from time to time in effect.

Purchases of $1 million to $5 million of Class A shares that are redeemed within 18 months from purchase are subject to a contingent deferred sales charge ("CDSC") of 1.00% of either the purchase price or the NAV of the shares redeemed, whichever is less. Purchases in excess of $5 million of Class A shares that are redeemed within 18 months from purchase are subject to a CDSC of 1.00% only on assets redeemed below the $5 million level. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Trust's prospectus and statement of additional information for Class A shares as from time to time in effect.

Class A shares pay distribution and service fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act ("12b-1 Plan") as described in the Trust's prospectus and statement of additional information for Class A shares in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.10% and 0.25% per annum of the average daily net assets attributable to such class.

Class A shares pay (i) a share of transfer agency fees and expenses allocable to Class A, Class B and Class C shares in the aggregate, pro rated based on relative net assets, and (ii) service fees equaling a portion of the transfer agency fee attributable to Class A shares as described in the

Trust's prospectus and statement of additional information for Class A shares in effect from time to time.

Class A shares of a Liberty Acorn Fund may be exchanged, at the holder's option, for Class A shares of any other fund (each, including each Liberty Acorn Fund, a "Liberty Fund" and together, "Liberty Funds") distributed by Liberty Funds Distributor, Inc. ("LFDI") or its successor, which offers Class A shares, without the payment of a sales charge, except to the extent such an exchange is limited by the Trust's prospectus for Class A shares as from time to time in effect and except further that if Class A shares of any non-money market Liberty Fund are exchanged within five months after purchase for shares of another Liberty Fund with a higher sales charge, then the difference in sales charges must be paid on the exchange.

No CDSC shall be charged on the exchange of Class A shares of a Liberty Acorn Fund for Class A shares of another Liberty Fund. If the Class A shares received in the Exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Liberty Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the shares exchanged.

CLASS B SHARES

Class B shares of each Liberty Acorn Fund are offered at NAV, without an initial sales charge. Class B shares that are redeemed within the period of time after purchase (not more than 6 years) specified in the Trust's prospectus and statement of additional information for Class B shares as from time to time in effect are subject to a CDSC of up to 5% of either the purchase price or the NAV of the shares redeemed, whichever is less; such percentage may be lower for certain Funds and declines the longer the shares are held, all as described in the Trust's prospectus and statement of additional information for Class B shares as from time to time in effect. Class B shares purchased with reinvested distributions are not subject to a CDSC. The CDSC is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Trust's prospectus and statement of additional information for Class B shares as from time to time in effect.

Class B shares pay distribution and service fees pursuant to a 12b-1 Plan as described in the Trust's prospectus and statement of additional information for Class B shares in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class B shares pay (i) a share of transfer agency fees and expenses allocable to Class A, Class B and Class C shares in the aggregate, pro rated based on relative net assets and (ii) service fees equaling a portion of the transfer agency fee attributable to Class B shares as described in the Trust's prospectus and statement of additional information for Class B shares in effect from time to time.

Class B shares of a Liberty Acorn Fund automatically convert to Class A shares of the same Liberty Acorn Fund eight or fewer years after purchase, except that Class B shares purchased through the reinvestment of dividends and other distributions on Class B shares convert to Class A shares proportionally to the amount of Class B shares otherwise being converted.

Class B shares of a Liberty Acorn Fund may be exchanged, at the holder's option, for Class B shares of any other Liberty Fund offering Class B shares, except to the extent such an exchange is limited by the Trust's prospectus as from time to time in effect, without the payment of a CDSC. The holding period for determining the CDSC and the conversion to Class A shares for the Class B shares received in the exchange will include the holding period of the shares exchanged. If the Class B shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Liberty Fund in which the original investment was made.

CLASS C SHARES

Class C shares of each Liberty Acorn Fund are offered at NAV without an initial sales charge. Class C shares that are redeemed within up to three years from purchase may be subject to a CDSC of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class C shares purchased with reinvested dividends or capital gain distributions are not subject to a CDSC. The CDSC may be reduced or waived in certain circumstances as permitted by Rule 6c-10 under the 1940 Act and as described in the Trust's prospectus and statement of additional information for Class C shares as from time to time in effect.

Class C shares pay distribution and service fees pursuant to a 12b-1 Plan as described in the Trust's prospectus and statement of additional information for Class C shares in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class C shares pay (i) a share of transfer agency fees and expenses allocable to Class A, Class B and Class C shares in the aggregate, pro rated based on relative net assets, and (ii) service fees equaling a portion of the transfer agency fee attributable to Class C shares as described in the Trust's prospectus and statement of additional information for Class C shares in effect from time to time.

Class C shares of a Liberty Acorn Fund may be exchanged, at the holder's option, for Class C shares of any other Liberty Fund offering Class C shares, except to the extent such an exchange is limited by the Trust's prospectus for Class C shares as from time to time in effect, without the payment of a CDSC. If the Class C shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Liberty Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the shares exchanged. Only one exchange of any Liberty Fund Class C shares may be made in any three-month period. For this purpose, an exchange into a Liberty Fund and a prior or subsequent exchange out of a Liberty Fund constitute an "exchange."

CLASS Z SHARES

Class Z shares of each Liberty Acorn Fund are offered at NAV, without an initial sales charge, 12b-1 fee or CDSC. Class Z shares of a Liberty Acorn Fund may be exchanged, at the holder's option, for Class Z shares of any other Liberty Fund offering Class Z shares or for Class A shares of any other Liberty Fund not offering Class Z shares and offering Class A shares, except to the extent such exchange is limited by the Trust's prospectus for Class Z shares as from time to time in effect, without the payment of a sales charge. Class Z shares pay all transfer agency fees and expenses specifically allocable to Class Z shares.

                       Approved by the Trustees as of the effective date of this Plan

                       By:  ________________________________________

SCHEDULE I

Liberty Acorn Fund

Liberty Acorn International

Liberty Acorn USA

Liberty Acorn Twenty

Liberty Acorn Foreign Forty

                                      I-1